SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K



                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  September 4, 2001


                         TEXAS INSTRUMENTS INCORPORATED
               (Exact name of Registrant as specified in charter)



          DELAWARE                     001-03761              750289970
(State  or  other  jurisdiction   (Commission  file  number)   (I.R.S.  employer
     of  incorporation)                                    identification  no.)



                               12500 TI BOULEVARD
                                 P.O. BOX 660199
                            DALLAS, TEXAS 75266-0199
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (972) 995-3773


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

ITEM  9.  REGULATION  FD  DISCLOSURE.

The Registrant ("TI") confirms its outlook for the third quarter of 2001 as set forth in the Outlook section included in Item 2 of its Form 10-Q for the quarter ended June 30, 2001, which was filed with the Commission on July 27, 2001. This confirmation is being made for purposes of Regulation FD only and is not an indication or assessment of materiality, nor is it intended to constitute a representation that the information is not otherwise publicly available. The full text of that Outlook section is as follows:

OUTLOOK

Third-quarter revenue is expected to decline 10 to 15 percent sequentially as many of TI's Semiconductor customers continue to reduce inventories in an environment of weak demand for their own products.

Specifically,  TI  expects  the  following  for  the  third  quarter:

 - In Semiconductor, wireless revenue will increase slightly from the second quarter but will be more than offset by declines in other products.

 - Non-Semiconductor revenue will increase sequentially as seasonal declines in Sensors & Controls are more than offset by a seasonal increase in sales of educational calculators for Educational & Productivity Solutions.

 - Operating margin will decline sequentially about 10 points before the effect of special charges and amortization of acquisition-related intangibles as a result of lower revenue.

 - Non-operating income will decline to about $20 million due to reduced interest income.

 - Earnings per share will decline to a loss of a few cents before the effect of special charges and amortization of acquisition-related intangibles.

For  2001,  TI  expects  the  following:

 - R&D of $1.6 billion, excluding acquisition-related amortization and purchased in-process R&D, unchanged from the company's prior estimate and even with last year.

 - Capital expenditures of $1.8 billion, unchanged from the prior estimate and down 35 percent from last year.

 -  Depreciation  of  $1.6  billion,  up  30  percent  from  last  year.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this report on Form 8-K are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of the company or its management:

 - Market demand for semiconductors, particularly for digital signal processors and analog chips in key markets, such as telecommunications and computers;

 - TI's ability to develop, manufacture and market innovative products in a rapidly changing technological environment;

 - TI's ability to compete in products and prices in an intensely competitive industry;

 - TI's ability to maintain and enforce a strong intellectual property portfolio and obtain needed licenses from third parties;

 -  Timely  completion  and  successful  integration  of announced acquisitions;

 - Global economic, social and political conditions in the countries in which TI and its customers and suppliers operate, including fluctuations in foreign currency exchange rates;

 -  Losses  or  curtailments  of  purchases  from  key  customers;

 -  TI's  ability  to  recruit  and  retain  skilled  personnel;  and

 -  Availability  of  raw  materials  and  critical  manufacturing  equipment.

For a more detailed discussion of these and other factors, see the text under the heading "Cautionary Statements Regarding Future Results of Operations" in
Item 1 of TI's most recent Form 10-K. The forward-looking statements included in this Form 8-K are made only as of the date of this Form 8-K and TI undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         TEXAS  INSTRUMENTS  INCORPORATED


Date:  September  4,  2001                By:  /s/  WILLIAM  A.  AYLESWORTH
                                            --------------------------
                                            William  A.  Aylesworth
                                            Senior  Vice  President,
                                            Treasurer  and
                                            Chief  Financial  Officer